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                                                                 Exhibit No. 5.1


          [LETTERHEAD OF BUCHANAN INGERSOLL PROFESSIONAL CORPORATION]


                                August 15, 2000

Board of Directors
Armstrong Holdings, Inc.
2500 Columbia Avenue
P.O. Box 3001
Lancaster, Pennsylvania  17604

Ladies and Gentlemen:

     We have acted as counsel to Armstrong Holdings, Inc., a Pennsylvania corporation (the "Company"), in connection with the proposed offering by the Company of up to 750,000 treasury shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), pursuant to the terms of the Armstrong Holdings, Inc. Stock Award Plan (the "Plan").

     In connection with such proposed issuance, we have examined the Articles of Incorporation of the Company, the Bylaws of the Company, the relevant corporate proceedings of the Company, the Registration Statement on Form S-8 covering the issuance of such shares (the "Registration Statement"), and such other documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and when the Common Stock has been duly issued and delivered pursuant to the terms of the Plan, such shares of Common Stock will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              BUCHANAN INGERSOLL
                              PROFESSIONAL CORPORATION

                              By: /s/ JoEllen Lyons
                                 ------------------------------------
                                  JoEllen Lyons